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		  SECURITIES AND EXCHANGE COMMISSION


			Washington, DC  20549

		   __________________________


			    FORM 8-K



			 CURRENT REPORT



		Pursuant to Section 13 or 15(d) of the
		Securities Exchange Act of 1934


	  Date of Report: (Date of earliest event reported)

			 June 28, 1994


			 CORNING INCORPORATED
	(Exact name of registrant as specified in its charter)

	  New York                 1-3247         16-0393470

(State or other jurisdiction   (Commission       (I.R.S.
of incorporation)               File Number)      Employer
						 Identification
						  No.)




 One Riverfront Plaza, Corning, New York              14831
    (Address of principal                            (Zip
	 executive offices)                              Code)


			    (607) 974-9000
    (Registrant's telephone number, including area code)


				N/A
   (Former name or former address, if changed since last
			    report)


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Item 5.   Other Events.

Attached for filing as an exhibit hereto is the item listed in "Item 7 -- Financial Statements, Pro Forma Financial
Information and Exhibits" below. Such item is being filed in connection with the offering by Corning Incorporated of $400,000,000 aggregate principal amount of its Medium-Term
Notes due from 9 months to 50 years from Date of Issue.


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Item 7.   Financial Statements, Pro Forma Financial
	  Information and Exhibits.


Exhibits:

The Registrant's press release of June 28, 1994.





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			   SIGNATURES


	Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



					CORNING INCORPORATED
					Registrant



Date:  June 28, 1994           By   /s/ M. ANN GOSNELL
								M. Ann Gosnell
								Assistant Secretary